UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 12, 2022

ROYAL GOLD, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-13357	84-0835164
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1144 15th Street, Suite 2500, Denver, CO	80202-2686
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 303-573-1660

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol	Name of each exchange on which registered:
Common Stock $0.01 Par Value	RGLD	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02Results of Operations and Financial Condition.

On April 12, 2022, Royal Gold, Inc. (“Royal Gold,” “we,” “our” or “us”) issued a press release with guidance for the fiscal year ending December 31, 2022, and certain operating information about Royal Gold’s quarter ended March 31, 2022. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K (this “Current Report”).

The information furnished under this Item 2.02, including the exhibit, will not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and will not be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, except as expressly set forth by reference to such filing.

Item 8.01 Other Events

Royal Gold is also filing this Current Report to provide certain updated information regarding the estimates of mineral resources and mineral reserves (as such terms are defined in Subpart 1300 of Regulation S-K (“SK1300”) previously reported by the operators of four of our material properties and included in our Transition Report on Form 10-KT (“Form 10-KT”). As discussed in the Form 10-KT, as a company owning royalty and streaming interests in mining properties owned by third parties, we have relied on certain exemptions from filing certain information required by SK1300. The updated information provided herein was not available to us until after the filing of our Form 10-KT. Therefore, the mineral resource and mineral reserve estimates for the four properties provided in this Current Report supersedes the mineral resource and mineral reserve information disclosed with respect to these properties in the Form 10-KT.

We have determined that seven of our stream and royalty interests are material to our business under SK1300: Andacollo, Cortez, Khoemacau, Mount Milligan, Peñasquito, Pueblo Viejo, and Wassa. We sometimes refer to these properties as our material, or principal, properties. In making this determination, we considered historical and estimated future revenue. Estimated future revenue is based on several factors, including mineral reserves subject to our stream and royalty interests, production estimates, feasibility studies, technical reports, metal price and mine life assumptions.

We are providing updated summary and individual property information regarding the mineral resource and mineral reserve estimates as of December 31, 2021, reported by the operators of four of our material properties, which information was not available to us until after the filing of our Form 10-KT: Andacollo, Cortez, Mount Milligan and Peñasquito. We are also updating the summary tables for information as of December 31, 2021, reported by the operators of nonmaterial properties to the extent we received the information after the filing of our Form 10-KT. The information regarding the mineral resource and mineral reserve estimates included in this Current Report for Andacollo, Mount Milligan, and Peñasquito are as reported by the operators of these properties. The mineral resource and mineral reserve estimates for Cortez are based on nonpublic information specific to our royalty area provided to us by the operator of the property.

Mineral resource estimates reported as of December 31, 2021, as compared to mineral resource estimates reported as of December 31, 2020 and included in our Form 10-KT: increased at Andacollo, primarily due to improved economic assumptions related to operational costs, higher gold prices, and adjustments in mine design; increased at Mount Milligan primarily because the operator updated its estimates following the completion of in-fill drilling; decreased at Peñasquito primarily due to the operator’s design updates; and remained largely unchanged at Cortez.

Mineral reserve estimates reported as of December 31, 2021, as compared to mineral reserves estimates reported as of December 31, 2020, and included in our Form 10-KT: decreased at Andacollo, Mount Milligan and Peñasquito primarily due to mining depletion; and decreased slightly at Cortez as mining depletion was largely offset by replacement.

Measurement units presented in this document are US standard units. There may be small rounding differences due to unit conversions. Additional specific mineral reserve and mineral resource information on certain of our material properties is available under Material Properties, below.

Royal Gold owns metal streams and royalties for properties with a broad geographic distribution. Estimates of mineral resources and mineral reserves for these properties are tabulated based on the most recent disclosure presented by each of the individual operators of these properties, at dates and metal prices and grade and recovery assumptions specific to each mineral resource and mineral reserve estimate. It is not possible for Royal Gold to update or modify the individual estimates for these properties because we do not have access to sufficient technical data required to do so. The summary of mineral resources table is exclusive of mineral reserves and aggregated by metal and by geographic area. The summary of mineral reserves table is aggregated by metal and by geographic area. Our material properties (Andacollo, Cortez, Khoemacau, Mount Milligan, Peñasquito, Pueblo Viejo, and Wassa) and properties with mineral resources and mineral reserves that represent over 10% of the aggregate mineral resources or reserves that generate our stream or royalty interests (Peñasquito and Red Chris) are listed individually.

Mineral resources and mineral reserves are presented for the properties or portions of the properties that generate our stream and royalty interests without regard to the specific percentage of Royal Gold’s stream and royalty interest. In cases where our stream or royalty interest covers only a portion of a property, only the covered portion of the mineral resource or mineral reserve is included in the summary.

Summary Mineral Resources (1)(2)(3)(4)

	Stream or Royalty Interest	Measured Mineral Resources		Indicated Mineral Resources		Measured & Indicated Mineral Resources		Inferred Mineral Resources
		Tons (Millions)	Grade (opt; % Cu)	Tons (Millions)	Grade (opt; % Cu)	Tons (Millions)	Grade (opt; % Cu)	Tons (Millions)	Grade (opt; % Cu)
GOLD RESOURCES
North America
Peñasquito	2.0% NSR	34.6	0.008	194.7	0.008	229.3	0.008	99.0	0.012
Red Chris (5)	1.0% NSR	11.5	0.005	536.5	0.009	548.0	0.009	217.0	0.009
Mount Milligan	35% of payable gold	148.3	0.009	164.7	0.009	313.0	0.009	19.0	0.011
Cortez	(6)	0.0	0.048	5.7	0.039	5.7	0.039	3.8	0.010
Remainder of North America	(7)	453.8	0.019	2,729.5	0.011	3,183.3	0.012	1,470.6	0.015
North America Total	(7)	648.2	0.016	3,631.0	0.011	4,279.3	0.011	1,809.4	0.014
Central America
Pueblo Viejo	7.5% of payable gold	61.2	0.059	90.4	0.055	151.6	0.057	41.9	0.050
Remainder of Central America	(7)	-	-	13.9	0.081	13.9	0.081	13.7	0.120
Central America Total	(7)	61.2	0.059	104.3	0.059	165.5	0.059	55.6	0.067
South America
Andacollo	100% of payable gold	45.7	0.003	390.1	0.003	435.9	0.003	80.0	0.002
Remainder of South America	(7)	45.5	0.045	434.8	0.036	480.3	0.037	566.7	0.023
South America Total	(7)	91.3	0.024	824.9	0.020	916.2	0.021	646.7	0.020
Africa
Wassa	10.5% of payable gold	1.8	0.220	18.6	0.112	20.3	0.121	74.0	0.111
Remainder of Africa	(7)	9.2	0.057	28.9	0.057	38.0	0.057	37.0	0.060
Africa Total	(7)	11.0	0.083	47.4	0.078	58.4	0.079	111.1	0.094
Australia
Australia Total	(7)	23.4	0.100	175.4	0.064	198.8	0.069	348.6	0.030
Europe
Europe Total	(7)	-	-	-	-	-	-	-	-
TOTAL GOLD RESOURCES	(7)	835.1	0.023	4,783.0	0.016	5,618.1	0.017	2,971.3	0.021

	Stream or Royalty Interest	Measured Mineral Resources		Indicated Mineral Resources		Measured & Indicated Mineral Resources		Inferred Mineral Resources
		Tons (Millions)	Grade (opt; % Cu)	Tons (Millions)	Grade (opt; % Cu)	Tons (Millions)	Grade (opt; % Cu)	Tons (Millions)	Grade (opt; % Cu)
SILVER RESOURCES
North America
Peñasquito	2.0% NSR	34.6	0.751	194.7	0.769	229.3	0.766	99.0	0.817
Remainder of North America	(7)	305.3	0.081	2,189.9	0.101	2,495.2	0.099	686.3	0.434
North America Total	(7)	339.9	0.149	2,384.6	0.156	2,724.5	0.155	785.3	0.482
Central America
Pueblo Viejo	75% of payable silver	61.2	0.336	90.4	0.315	151.6	0.323	41.9	0.263
Remainder of Central America	(7)	-	-	13.4	0.114	13.4	0.114	10.9	0.142
Central America Total	(7)	61.2	0.336	103.8	0.289	165.0	0.306	52.8	0.238
South America
South America Total	(7)	1.2	0.215	1.8	0.138	2.9	0.169	5.4	0.062
Africa
Khoemacau	90% of payable silver	6.1	0.722	3.7	1.006	9.8	0.829	54.7	0.659
Remainder of Africa	(7)	-	-	-	-	-	-	-	-
Africa Total	(7)	6.1	0.722	3.7	1.006	9.8	0.829	54.7	0.659
Australia
Australia Total	(7)	0.5	0.128	1.3	0.921	1.8	0.701	0.9	1.707
Europe
Europe Total	(7)	-	-	-	-	-	-	-	-
TOTAL SILVER RESOURCES	(7)	408.9	0.186	2,495.1	0.163	2,904.1	0.166	899.1	0.477

COPPER RESOURCES
North America
Mount Milligan	18.75% payable copper	148.3	0.16%	164.7	0.15%	313.0	0.16%	19.0	0.19%
Red Chris (5)	1.0% NSR	11.5	0.24%	536.5	0.33%	548.0	0.32%	217.0	0.30%
Remainder of North America	(7)	293.8	0.28%	2,793.2	0.25%	3,086.9	0.25%	1,003.0	0.24%
North America Total	(7)	453.5	0.24%	3,494.4	0.26%	3,947.9	0.26%	1,239.0	0.25%
Central America
Central America Total	(7)	-	-	-	-	-	-	-	-
South America
South America Total	(7)	41.9	0.12%	549.2	0.27%	591.1	0.26%	1,823.5	0.43%
Africa
Africa Total	(7)	-	-	-	-	-	-	-	-
Australia
Australia Total	(7)	0.5	1.22%	28.9	0.36%	29.4	0.38%	237.9	0.30%
Europe
Europe Total	(7)	21.1	0.28%	25.4	0.26%	46.5	0.27%	7.8	1.23%
TOTAL COPPER RESOURCES	(7)	517.1	0.23%	4,097.8	0.26%	4,614.9	0.26%	3,308.1	0.35%

(1)

The dates of the mineral resources range between July 2, 2007, and December 31, 2021. The information included in this table that relates to our material properties is dated December 31, 2021, except for Wassa and Khoemacau, which are dated no earlier than December 31, 2020.

(2)

The metal prices for the gold resources range between $1,100 per ounce and $1,750 per ounce; the metal prices for the silver resources range between $17.00 per ounce and $25.00 per ounce; and the metal prices for the copper resources range between $2.50 per pound and $3.50 per pound.

(3)

The metal prices, recoveries, and cutoff grades used for reporting of mineral resources are specific to each individual property and have been reviewed by qualified persons selected by the individual operators. Royal Gold has not made any determination that such persons are or are not “qualified persons” under SK1300.

(4)	In certain cases, we have omitted mineral resource information for properties other than our material properties.
(5)

While the aggregate resources at Red Chris represent more than 10% of the aggregate mineral resources to which our royalty or stream interests apply, Royal Gold’s royalty interest in Red Chris is only a 1% NSR. Accordingly, we do not consider Red Chris to be a material property.

(6)

For Cortez, we control five separate overlapping royalties. On average, above a gold price of $470 per ounce after relevant deductions, the combined royalty interests of GSR1, GSR2, GSR3, NVR1 and NVR1C are equivalent to an approximate 8% gross smelter return royalty to us.

(7)	Royal Gold owns royalty and stream interests in varying percentages on these properties. The resources listed are 100% of the resources to which the stream or royalty interest applies.

Summary Mineral Reserves (1)(2)(3)(4)

	Stream or Royalty Interest	Proven Mineral Reserves		Probable Mineral Reserves		Total Mineral Reserves
		Tons (Millions)	Grade (opt; % Cu)	Tons (Millions)	Grade (opt; % Cu)	Tons (Millions)	Grade (opt; % Cu)
GOLD RESERVES
North America
Peñasquito	2.0% NSR	126.8	0.018	272.3	0.015	399.0	0.016
Red Chris (5)	1.0% NSR	-	-	518.6	0.015	518.6	0.015
Mount Milligan	35% of payable gold	118.4	0.011	46.9	0.011	165.3	0.011
Cortez	(6)	0.2	0.055	62.2	0.048	62.5	0.048
Remainder of North America	(7)	266.8	0.036	380.0	0.033	646.7	0.034
North America Total	(7)	512.2	0.026	1,279.9	0.022	1,792.1	0.023
Central America
Pueblo Viejo	7.5% of payable gold	8.3	0.064	75.0	0.065	83.2	0.065
Remainder of Central America	(7)	-	-	12.1	0.103	12.1	0.103
Central America Total	(7)	8.3	0.064	87.0	0.071	95.3	0.070
South America
Andacollo	100% of payable gold	113.5	0.003	196.9	0.003	310.4	0.003
Remainder of South America	(7)	143.2	0.018	154.8	0.020	298.0	0.019
South America Total	(7)	256.7	0.012	351.7	0.011	608.4	0.011
Africa
Wassa	10.5% of payable gold	5.5	0.085	7.2	0.087	12.7	0.086
Remainder of Africa	(7)	5.1	0.055	7.0	0.081	12.1	0.070
Africa Total	(7)	10.6	0.071	14.2	0.084	24.8	0.078
Australia
Australia Total	(7)	11.0	0.079	144.7	0.061	155.8	0.063
Europe
Europe Total	(7)	-	-	-	-	-	-
TOTAL GOLD RESERVES	(7)	798.8	0.012	351.7	0.011	608.4	0.011

SILVER RESERVES
North America
Peñasquito	2.0% NSR	126.8	1.116	272.3	0.927	399.0	0.987
Remainder of North America	(7)	66.4	0.375	100.4	0.299	166.8	0.329
North America Total	(7)	193.1	0.861	372.7	0.758	565.8	0.793
Central America
Pueblo Viejo	75% of payable silver	8.3	0.327	75.0	0.440	83.2	0.429
Remainder of Central America	(7)	-	-	12.1	0.123	12.1	0.123
Central America Total	(7)	8.3	0.327	87.0	0.396	95.3	0.390
South America
South America Total	(7)	2.2	0.079	144.7	0.061	155.8	0.063

	Stream or Royalty Interest	Proven Mineral Reserves		Probable Mineral Reserves		Total Mineral Reserves
		Tons (Millions)	Grade (opt; % Cu)	Tons (Millions)	Grade (opt; % Cu)	Tons (Millions)	Grade (opt; % Cu)
Africa
Khoemacau	90% of payable silver	12.2	0.606	25.2	0.559	37.4	0.574
Remainder of Africa	(7)	-	-	0.0	-	-	-
Africa Total	(7)	12.2	0.606	25.2	0.559	37.4	0.574
Australia
Australia Total	(7)	-	-	1.3	2.268	1.3	2.268
Europe
Europe Total	(7)	-	-	-	-	-	-
TOTAL SILVER RESERVES	(7)	215.8	0.833	486.2	0.687	702.1	0.732

COPPER RESERVES
North America
Mount Milligan	18.75% payable copper	118.4	0.23%	46.9	0.21%	165.3	0.22%
Red Chris (5)	1.0% NSR	-	-	518.6	0.44%	518.6	0.44%
Remainder of North America	(7)	393.8	3.25%	714.5	3.59%	1,108.2	3.47%
North America Total	(7)	512.2	2.55%	1,279.9	2.19%	1,792.1	2.30%
Central America
Central America Total	(7)	-	-	-	-	-	-
South America
South America Total	(7)	130.2	0.60%	97.7	0.42%	227.8	0.52%
Africa
Africa Total	(7)	-	-	-	-	-	-
Australia
Australia Total	(7)	-	-	1.3	0.42%	1.3	0.42%
Europe
Europe Total	(7)	-	-	-	-	-	-
TOTAL COPPER RESERVES	(7)	270.8	0.48%	692.9	0.45%	963.7	0.46%

(1)

The dates of the mineral reserves range between December 31, 2014, and December 31, 2021. The information included in this table that relates to our material properties is dated December 31, 2021, except for Wassa and Khoemacau, which are dated no earlier than December 31, 2020.

(2)

The metal prices for the gold reserves range between $1,100 per ounce and $1,750 per ounce; the metal prices for the silver reserves range between $16.00 per ounce and $25.00 per ounce; and the metal prices for the copper reserves range between $2.50 per pound and $3.50 per pound.

(3)

The metal prices and modifying factors used for reporting of mineral reserves are specific to each individual property and have been reviewed by qualified persons selected by the individual operators. Royal Gold has not made any determination that such persons are or are not “qualified persons” under SK1300.

(4)	In certain cases, we have omitted mineral reserve information for properties other than our material properties.
(5)

While the aggregate mineral reserves at Red Chris represent more than 10% of the aggregate mineral reserves to which our royalty or stream interest applies, Royal Gold’s royalty interest in Red Chris is only 1% NSR. Accordingly, we do not consider Red Chris to be a material property.

(6)

For Cortez, Royal Gold owns five separate overlapping royalties. On average, above a gold price of $470 per ounce after the relevant deductions, the combined royalty interests of GSR1, GSR2, GSR3, NVR1 and NVR1C are equivalent to an approximate 8% gross smelter return royalty to Royal Gold.

(7)	Royal Gold owns stream and royalty interests in varying percentages on these properties. The reserves listed are 100% of the reserves to which the royalty or stream interest applies.

The operators of the properties in which we hold stream and royalty interests generally prepare production and mineral reserve estimates for the properties. We do not independently prepare or verify this information, and we do not have access to sufficient data to do so. There are numerous uncertainties inherent in these estimates, many of which are outside the operators’ control. As a result, production and mineral reserve estimates are subjective and necessarily depend upon a number of assumptions, including, among others, reliability of historical data, geologic and mining conditions, metallurgical recovery, metal prices, operating costs, capital expenditures, development and reclamation costs, mining technology improvements, and the effects of government regulation. If any of the assumptions that operators make in connection with production or mineral reserve estimates are incorrect, actual production could be significantly lower than the production or mineral reserve estimates, which could adversely affect our future revenue and the value of our investments. In addition, if operators’ estimates with respect to the timing of production are incorrect, we may experience variances in expected revenue from period to period.

Some operators also report publicly or to us estimates of mineral resources. Mineral resources are subject to future exploration and development and associated risks and may never convert to future reserves. In addition, estimates of mineral resources are subject to similar uncertainties and assumptions as discussed above with respect to mineral reserves.

Updated Mineral Reserve and Resource Information for Certain Material Properties

The disclosures below regarding four of our material properties – Andacollo, Cortez, Mount Milligan and Peñasquito – are intended to provide updated mineral reserve and resource information as of December 31, 2021. This updated information is derived from (i) publicly available reports of the operators for Andacollo and Mount Milligan (reported pursuant to National Instrument 43-101 (“NI 43-101”) and 2014 Canadian Institute of Mining, Metallurgy and Petroleum Definition Standards and 2019 Best Practice Guideline (“CIM Standards”)); (ii) publicly available reports of the operator for Peñasquito (reported pursuant to SK 1300); and (iii) nonpublic reports provided to Royal Gold by the operator for Cortez (pursuant to NI 43-101 and CIM Standards).

Andacollo

Under the Long-Term Offtake Agreement dated July 9, 2015, between CMCA and our wholly owned subsidiary, RGLD Gold AG (“RGLD Gold”), RGLD Gold owns the right to purchase 100% of the gold produced from the Andacollo copper-gold mine until 900,000 ounces of payable gold have been delivered, and 50% thereafter. The cash purchase price equals 15% of the monthly average gold price for the month preceding the delivery date for all gold purchased. As of December 31, 2021, approximately 299,000 ounces of payable gold have been delivered to RGLD Gold.

Although Andacollo is primarily a copper mine, Royal Gold’s stream agreement covers only gold and not copper production.  We provide certain information on copper resources and reserves and production methods in order to provide a better understanding of the operation.

The disclosures below regarding Andacollo are derived from the Teck Resources Limited Annual Information Form, dated February 28, 2022, attached as Exhibit 99.1 to the Annual Report on Form 40-F for the year ended December 31, 2021, of Teck Resources Limited (“Teck”).

Mineral Resources and Mineral Reserves for Andacollo

Table 1 Andacollo – Summary of Gold Mineral Resources at December 31, 2021, Based on $1,500 Au, $3.00 Cu (1)(2)(3)(4)(5)(6)

	Amount Tons (M)	Au Grades opt	Cu Grades %	Cut-Off Grade (7)	Metallurgical Recovery
Measured Mineral Resources	45.7	0.003	0.290	0.15 to 0.21% Cu	(8)(9)
Indicated Mineral Resources	390.1	0.003	0.250	0.15 to 0.21% Cu	(8)(9)
Measured + Indicated Mineral Resources	435.9	0.003	0.254	0.15 to 0.21% Cu	(8)(9)
Inferred Mineral Resources	80.0	0.002	0.250	0.15 to 0.21% Cu	(8)(9)

(1)

RGLD Gold’s metal stream on Andacollo pertains only to gold produced. Information on copper resources is included because the primary production from Andacollo is copper; the presentation of copper mineral resources is necessary to understanding the economics of the project.

(2)	Mineral resources are presented exclusive of mineral reserves.
(3)

Reported mineral resource is as of December 31, 2021, the most recent available public disclosure. Teck reports mineral resources pursuant to CIM Standards. SK1300 does not permit reciprocal recognition of mineral resources determined under the mining disclosure regime of another jurisdiction. The amounts, grades and recovery of mineral resources determined under SK1300 could vary from the disclosure set forth here.

(4)	Copper price assumption was $3.00.
(5)	Gold price assumption was $1,500 per ounce.
(6)	The resources listed are 100% of the mineral resources to which our stream interest applies.
(7)	Cutoff grades vary between 0.15% and 0.2% total copper.
(8)	Copper recoveries range from 82% to 91.5%, averaging 88.7%.
(9)	Gold recoveries average 68.1%.

Table 2 Andacollo – Summary of Gold Mineral Reserves at December 31, 2021, Based on $1,500 Au, $3.00 Cu (1)(2)(3)(4)(5)

	Amount Tons (M)	Au Grades opt	Cu Grades %	Cut-Off Grade (6)	Metallurgical Recovery
Proven Mineral Reserves	113.5	0.003	0.330	0.15 to 0.21% Cu	(7)(8)
Probable Mineral Reserves	196.9	0.003	0.310	0.15 to 0.21% Cu	(7)(8)
Total Mineral Reserves	310.4	0.003	0.317	0.15 to 0.21% Cu	(7)(8)

(1)

RGLD Gold’s metal stream on Andacollo pertains only to payable gold produced. Information on copper mineral reserves is included because the primary production from Andacollo is copper; the presentation of mineral reserves is necessary in understanding the economics of the project.

(2)

Reported mineral reserve is as of December 31, 2021, the most recent available public disclosure. Teck reports reserves pursuant to CIM Standards. SK1300 does not permit reciprocal recognition of reserves determined under the mining disclosure regime of another jurisdiction. The amounts, grades and recovery of mineral reserves determined under SK1300 could vary from the disclosure set forth here.

(3)	Long term copper price assumption for reserves was $3.00 per pound.
(4)	Gold Price assumption was $1,500 per ounce.
(5)	The gold mineral reserves listed are 100% of the reserves to which our stream interest applies.
(6)	Cutoff grades vary between 0.15% and 0.2% total copper.
(7)	Copper recoveries range from 82% to 91.5%, averaging 88.7%.
(8)	Gold recoveries average 68.1%.

Change in Mineral Resources and Mineral Reserves from Prior Year for Andacollo

The previous mineral resources and mineral reserves reported by Teck were as of December 31, 2020. There was a 6.6% decrease in gold mineral reserves year over year and a 14% increase in gold mineral resources year over year. Teck reported that the reduction in mineral reserves was a result of depletion from normal mining activities, the transfer back to mineral resources, and lower processing recoveries. Teck reported that the increase in mineral resources was a result of improved economic assumptions related to operational costs, higher gold prices, and adjustments in mine designs.

Cortez

The disclosures below regarding Cortez are derived from the Annual Information Form of Barrick Gold Corporation (“Barrick”), dated March 18, 2022, attached as Exhibit 99.1 to the Annual Report on Form 40-F for the year ended December 31, 2021, which reports resources and reserves pursuant to NI 43-101 and CIM Standards, and nonpublic mineral resource and reserve updates provided by Barrick to us specific to the portions of our property to which our royalty interests apply.

The royalty interests we hold at Cortez include GSR1, GSR2, GSR3, NVR1 and NVR1C, explained in detail in the Form 10-KT. On average, above a gold price of $470 per ounce after the relevant deductions, the combined royalty interests of GSR1, GSR2, GSR3, NVR1 and NVR1C are equivalent to an approximate 8% gross smelter return royalty to Royal Gold.

We also own three additional royalties in the Cortez area where there is currently no production and no mineral reserves or mineral resources attributed to these royalty interests.

Resources and Reserves for Cortez

Table 1 Cortez – Summary of Gold Mineral Resources at December 31, 2021, Based on $1,500 Au (1)(2)(3)

	Amount Tons (M)	Au Grade opt	Cut-Off Grade	Metallurgical Recovery
Measured Mineral Resources	0.0	0.048	(4)	(4)
Indicated Mineral Resources	5.7	0.039	(4)	(4)
Measured + Indicated Mineral Resources	5.7	0.039	(4)	(4)
Inferred Mineral Resources	3.8	0.010	(4)	(4)

(1)	Mineral resources are estimated as at December 31, 2021.
(2)

Cortez mineral resources are reported pursuant to CIM Standards. SK1300 does not permit reciprocal recognition of mineral resources determined under the mining disclosure regime of another jurisdiction. The amounts, grades and recovery of mineral resources determined under SK1300 could vary from the disclosure set forth here.

(3)

Mineral resources are disclosed on a 100% basis for the areas to which our royalty interests apply, which currently comprise the Pipeline, Gap, and Crossroads deposits. Areas excluded from the royalty agreements are excluded from the tabulation of mineral resources. Silver mineral resources have been excluded from the tabulation, as our royalties only cover gold production.

(4)	Specific cutoff grades and metallurgical recoveries used for resource estimates for Cortez have not been disclosed by Barrick.

Table 2 Cortez – Summary of Gold Mineral Reserves at December 31, 2021, Based on $1,200 Au and $16.50 Ag (1)(2)(3)

	Amount Tons (M)	Au Grade opt	Cut-Off Grade	Metallurgical Recovery
Proven Mineral Reserves	0.2	0.055	(4)	(4)
Probable Mineral Reserves	62.2	0.048	(4)	(4)
Total Mineral Reserves	62.4	0.048	(4)	(4)

(1)	Mineral reserves are estimated as at December 31, 2021.
(2)

Cortez mineral reserves are reported pursuant to CIM Standards. SK1300 does not permit reciprocal recognition of mineral reserves determined under the mining disclosure regime of another jurisdiction. The amounts, grades and recover of mineral reserves determined under SK1300 could vary from the disclosure set forth here.

(3)

Mineral reserves are disclosed on a 100% basis for the areas to which our royalty interests apply, which currently comprise the Pipeline, Gap, and Crossroads deposits. Areas excluded from the royalty agreements are excluded from the tabulation of mineral reserves. Silver mineral reserves have been excluded from the tabulation, as our royalties only cover gold production.

(4)

Reserves have been estimated based on an assumed gold price of $1,200 per ounce and an assumed silver price of $16.50 per ounce. Specific cutoff grades and metallurgical recoveries used for mineral reserve estimates for Cortez have not been disclosed by Barrick.

Change in Mineral Resources and Mineral Reserves from Prior Year for Cortez

The last mineral resources and mineral reserves reported by the operator were as of December 31, 2020. There has been a 1.3% reduction in gold mineral reserves year over year, and a 110,000-ounce increase in measured and indicated gold mineral resources. Barrick disclosed that mining depletion during the year was largely offset by mineral reserves replacement.

Mount Milligan

Under the Amended and Restated Purchase and Sale Agreement dated December 14, 2011, between Terrane Metals Corp., an indirect subsidiary of Centerra Gold Inc. (“Centerra”), and RGLD Gold, as amended, RGLD Gold owns the right to purchase 35% of the payable gold and 18.75% of the payable copper produced from the Mount Milligan mine. The cash purchase price for gold is equal to the lesser of $435 per ounce, with no inflation adjustment, or the prevailing market price when purchased. The cash purchase price for copper is 15% of the spot price. As of December 31, 2021, approximately 607,500 ounces of payable gold and 57.9 million pounds of payable copper have been delivered to RGLD Gold.

The disclosures below regarding Mount Milligan are derived from the Technical Report on the Mount Milligan Mine, dated March 26, 2020, reported pursuant to NI 43-101 and CIM Standards, and Annual Information Form, dated March 21, 2022, of Centerra Gold Inc. (“Centerra”), attached as Exhibit 99.1 to Centerra’s Annual Report on Form 40-F for the year ended December 31, 2021.

Mineral Resources and Mineral Reserves for Mount Milligan

Table 1 Mount Milligan – Summary of Copper and Gold Mineral Resources at December 31, 2021, Based on $3.50 Cu and $1,550 Au (1)(2)(3)

[c]
	Amount Tons (M)	Au Grade opt	Cu Grade %	Cut-Off Grade (4)	Metallurgical Recovery
Measured Mineral Resources	148.3	0.009	0.162	$6.67 NSR	(5)
Indicated Mineral Resources	164.7	0.009	0.150	$6.67 NSR	(5)
Measured + Indicated Mineral Resources	313.0	0.009	0.156	$6.67 NSR	(5)
Inferred Mineral Resources	19.0	0.011	0.190	$6.67 NSR	(5)

(1)

Mineral resources are reported at copper equivalent cutoff equivalent to a $6.67 NSR per ton ($7.35 per metric ton) using metal prices of $3.50 per pound copper and $1,550 per ounce gold, and an exchange rate of 1USD:1.30CAD.

(2)

Mount Milligan mineral resources are reported pursuant to CIM Standards. SK1300 does not permit reciprocal recognition of mineral resources determined under the mining disclosure regime of another jurisdiction. The amounts, grades and recovery of mineral resources determined under SK1300 could vary from the disclosure set forth here.

(3)	The mineral resources listed are 100% of the mineral resources to which our stream interest applies.
(4)

The open pit mineral resources are constrained by a pit shell and are reported at copper equivalent cutoff equivalent to a $6.67 NSR ($7.35 per metric ton) per ton and take into consideration metallurgical recoveries, concentrate grades, transportation costs, smelter treatment charges and stream and royalty arrangements in determining economic viability.

(5)

Metallurgical recoveries for reporting mineral resources assume variable copper recoveries between 75% and 83% and gold recoveries between 55% and 65%. Copper equivalent is estimated to blocks according to variable gold and copper recoveries.

Table 2 Mount Milligan – Summary of Copper and Gold Mineral Reserves at December 31, 2021, Based on $3.00 Cu and $1,350 Au (1)(2)(3)

	Amount Tons (M)	Au Grade opt	Cu Grade %	Cut-Off Grade (4)	Metallurgical Recovery
Proven Mineral Reserves	118.0	0.011	0.225	$6.93 NSR	(5)
Probable Mineral Reserves	46.8	0.011	0.214	$6.93 NSR	(5)
Total Mineral Reserves	165.3	0.011	0.222	$6.93 NSR	(5)

(1)	The mineral reserves have been estimated based on a gold price of $1,350 per ounce, copper price of $3.00 per pound and an exchange rate of 1USD:1.30CAD.
(2)

Mount Milligan mineral reserves are reported pursuant to CIM Standards. SK1300 does not permit reciprocal recognition of mineral reserves determined under the mining disclosure regime of another jurisdiction. The amounts, grades and recovery of reserves determined under SK1300 could vary from the disclosure set forth here.

(3)	The mineral reserves listed are 100% of the mineral reserves to which our stream interest applies.
(4)

The open pit mineral reserves are estimated based on an NSR cut-off of $6.93 per ton ($7.64 per metric ton) and takes into consideration metallurgical recoveries, concentrate grades, transportation costs, smelter treatment charges and stream and royalty arrangements in determining economic viability.

(5)

Metallurgical recoveries are estimated using regression curves based on operational and metallurgical test work data. Annual average copper recoveries range from 76.4% to 82.4%. Annual average gold recoveries range from 55.2% to 64.2%.

Change in Mineral Resources and Mineral Reserves from Prior Year for Mount Milligan

The last mineral resources and mineral reserves reported by Centerra were as of December 31, 2020. Reserves as of December 31, 2021, decreased by 14% for gold and 12% for copper from the prior year. Measured and indicated mineral resources as of December 31, 2021, increased from the prior year by 98% for gold and 87% for copper. Centerra reported that the reduction in mineral reserves was primarily due to mining depletion, and the increase in measured and indicated mineral resources resulted from an updated mineral resource estimate upon the completion of the 2021 in-fill drilling program.

Peñasquito

Under the Termination of Property Rights Agreement dated May 5, 1999 between Kennecott Exploration Company, Minera Kennecott S.A. de C.V. (together, “Kennecott”), Western Copper Holdings Ltd and Minera Western Copper S.A. de C.V., and assigned by Kennecott to Royal Gold in 2006, and as supplemented in 2012, we own a production payment equivalent to a 2.0% net smelter return royalty on all metal production from the Peñasquito open-pit mine, located in the State of Zacatecas, Mexico, and operated by a subsidiary of Newmont Corporation (“Newmont”).

The disclosures below regarding Peñasquito are derived from the Peñasquito Operations, Mexico, Technical Report Summary, filed by Newmont as Exhibit 96.1 to its Annual Report on Form 10-K for the fiscal year ended December 31, 2021 (the “Newmont TRS”), dated February 17, 2022. In accordance with Section 1302(b)(3) of SK1300, references to the Newmont TRS shall not be deemed to incorporate the Newmont TRS into this Current Report by reference.

Mineral Resources and Mineral Reserves for Peñasquito

Table 1 Peñasquito – Summary of Gold, Silver, Lead, and Zinc Mineral Resources at December 31, 2021, Based on $1,400 Au, $23.00 Ag, $1.10 Pb, and $1.40 Zn (1)(2)(3)(4)(5)

	Amount Tons(M)	Au Grade opt	Ag Grade opt	Pb Grade %	Zn Grade %	Cut-Off Grade	Metallurgical Recovery
Measured Mineral Resources	34.6	0.008	0.751	0.290	0.660	(5)	(6)
Indicated Mineral Resources	194.7	0.008	0.769	0.260	0.570	(5)	(6)
Measured + Indicated Mineral Resources	229.3	0.008	0.766	0.265	0.584	(5)	(6)
Inferred Mineral Resources	99.0	0.012	0.817	0.320	0.540	(5)	(6)

(1)	Mineral resources are presented exclusive of mineral reserves.
(2)	Peñasquito mineral resources at December 31, 2021 have been prepared pursuant to Reg S-K 1300 requirements of the SEC.
(3)	Metals prices used for tabulation of resources are $1,400 per ounce gold, $23.00 per ounce silver, $1.10 per pound lead and $1.40 per pound zinc.
(4)	The mineral resources listed are 100% of the mineral resources to which our royalty interest applies.
(5)	Gold cutoff grade varies with level of silver, lead, and zinc credits. Specific cutoff grades have not been disclosed by the operator.
(6)	Peñasquito mineral resources are presented assuming a 69% average metallurgical recovery for gold, 87% recovery for silver, 81% recovery for zinc, and 73% recovery for lead.

Table 2 Peñasquito – Summary of Gold, Silver, Lead, and Zinc Mineral Reserves at December 31, 2021, Based on $1,200 Au, $20,00 Ag, $0.90 Pb, and $1.15 Zn (1)(2)(3)

	Amount Tons (M)	Au Grade opt	Ag Grade opt	Pb Grade %	Zn Grade %	Cut-Of Grade	Metallurgical Recovery
Proven Mineral Reserves	126.8	0.018	1.116	0.368	0.940	(4)	(5)
Probable Mineral Reserves	272.3	0.015	0.927	0.302	0.707	(4)	(5)
Total Mineral Reserves	399.0	0.016	0.987	0.323	0.781	(4)	(5)

(1)	Metals prices used for tabulation of mineral reserves are $1,200 per ounce gold, $20.00 per ounce silver, $0.90 per pound lead and $1.15 per pound zinc.
(2)

Peñasquito mineral reserves at December 31, 2021 have been prepared in accordance with Reg S-K 1300 requirements of the SEC. Newmont states that the historical methodology applied to the prior year of estimating mineral reserves was not significantly impacted as a result of the change from IG7 to SK1300, and that, therefore, mineral reserves presented at December 31, 2021 and 2020, under the respective methodologies, are comparable.

(3)	The reserves listed are 100% of the reserves to which our royalty interest applies.
(4)	Gold cutoff grade varies with level of silver, lead, and zinc credits. Specific cutoff grades have not been disclosed by the operator.
(5)	Peñasquito mineral reserves are presented assuming a 69% average metallurgical recovery for gold, 87% recovery for silver, 81% recovery for zinc, and 73% recovery for lead.

Change in Mineral Resources and Mineral Reserves from Prior Year for Peñasquito

The last mineral resources and mineral reserves reported by Newmont were as of December 31, 2020. There was an 11% reduction in gold mineral reserves, an 8% reduction in silver mineral reserves, and a 26% reduction in measured and indicated gold and silver mineral resources from the prior period. Newmont reported that the reduction in mineral reserves is primarily a result of mining depletion and the reduction in mineral resources is due to design updates at Peñasquito.

Statements Regarding Third-Party Information: The disclosures herein relating to properties and operations on the properties in which Royal Gold holds stream or royalty interests are based primarily on information publicly disclosed by the operators of these properties and information available in the public domain as at the date hereof. Royal Gold does not independently prepare or verify this information and, as the holder of the stream or royalty interest, does not have access to the properties or operations or to sufficient data to do so. Additionally, Royal Gold may from time to time receive information from the operators of the properties that is not publicly disclosed by the operators and that Royal Gold is not permitted itself to disclose to the public. Royal Gold is dependent on the operators of the properties to provide information to Royal Gold. Although Royal Gold does not have any knowledge that such information may not be accurate, there can be no assurance that such third-party information is complete or accurate. Royal Gold’s stream or royalty interests often cover only a portion of the publicly reported mineral reserves, mineral resources, and production of a property or operation and information publicly reported by operators may relate to a larger property or operation than the area covered by Royal Gold’s stream or royalty interest. There are numerous uncertainties inherent in estimates of mineral reserves, mineral resources and production, many of which are outside the operators’ control. As a result, estimates of mineral reserves, mineral resources, and production are subjective and necessarily depend upon a number of assumptions, including, among others, reliability of historical data, geologic and mining conditions, metallurgical recovery, metal prices, operating costs, capital expenditures, development and reclamation costs, mining technology improvements, and the effects of government regulation. If any of the assumptions that operators make in connection with estimates of mineral reserves, mineral resources, or production are incorrect, actual production could be significantly lower than estimated, which could adversely affect Royal Gold’s future revenue and the value of its investments. In addition, if operators’ estimates with respect to the timing of production are incorrect, Royal Gold may experience variances in expected revenue from period to period.

Item 9.01     Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press Release dated April 12, 2022 (furnished, not filed)
104	Cover Page Interactive Data File (formatted as inline XBRL).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Feb
Royal Gold, Inc.

Dated: April 12, 2022	By:	/s/ Laura B. Gill
		Name:	Laura B. Gill
		Title:	Vice President, Corporate Secretary and Chief Compliance Officer